Joint Filer Information



Name:                               Calamos Family Partners, Inc.

Address:                            1111 E. Warrenville Rd.
                                    Naperville, Illinois 60563


Designated Filer:                   John P. Calamos

Issuer & Ticker Symbol:             Calamos Asset Management, Inc. ("CLMS")

Date of Event Requiring Statement:  10/28/04*



Signature:
                                    --------------------------------------------

                                    By:

                                    /s/ James S. Hamman, Jr.
                                    --------------------------------------------

                                     Attorney-in-fact



* The reporting person disclaims beneficial ownership of all securities directly-owned by the Designated Filer.